SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2007

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2007, the Board of Directors of Salix Pharmaceuticals, Ltd. (the “Company”), adopted, effective as of June 14, 2007, Amended and Restated Bylaws for the Company (the “Bylaws”). In addition to non-substantive language and other technical edits, Sections 8.4 through 8.11 of the Bylaws were amended by the Company in order to comply with rule changes promulgated by the Securities and Exchange Commission requiring all listed issues to be eligible under the Direct Registration System, including to: (i) provide for the issuance of certificated or uncertificated shares, or a combination of both; (ii) permit the adoption of a system of issuance, recordation and transfer of the Company’s shares by electronic or other means not involving any issuance of certificates; and (iii) update and conform the provisions relating to the transfer of shares. The Bylaws were last adopted as of August 18, 2003.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 18, 2007, Salix Pharmaceuticals, Ltd. issued a press release announcing the top line results of a balsalazide tablets study. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws effective June 14, 2007
99.1	Press release dated June 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: June 18, 2007
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer